Ontario

Ministry of Government and Consumer Services
Ministère des Services gouvernementaux et des Services aux consommateurs

Certificate of Amendment

Certificat de modification

Business Corporations Act

Loi sur les sociétés par actions

POET TECHNOLOGIES INC.

Corporation Name / Dénomination sociale

641402

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on

La présente vise à attester que ces statuts entreront en vigueur le

February 24, 2022 / 24 février 2022

Barbara Duckitt

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Amendment is not complete without the Articles of Amendment

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Barbara Duckitt

Director/Registrar

Ce certificat de modification n'est pas complet s'il ne contient pas les statuts de modification

Copie certifiée conforme du dossier du ministère des Services gouvernementaux et des Services aux consommateurs.

Barbara Duckitt

Directeur ou registrateur

Ontario

Ministry of Government and
Consumer Services

Articles of Amendment

Business Corporations Act

Corporation Name (Date of Incorporation/Amalgamation)
POET TECHNOLOGIES INC. (November 14, 1985)

1. The name of the corporation is changed to:
Not amended

2. The number of directors or the minimum/maximum number of directors are amended as follows:
Not amended

3. The articles are amended as follows:

A. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None":
Not amended

B. The classes and any maximum number of shares that the corporation is authorized to issue:
The Articles of the Corporation are amended as follows: 1. To consolidate all of the issued and outstanding common shares of the Corporation (the "Common Shares") on a 10:1 basis; such that every ten (10) pre-consolidation Common Shares shall be consolidated into one (1) post-consolidated Common Share (the "Consolidation"). 2. No fractional Common Shares will be issued upon giving effect to the Consolidation. All fractions of Common Shares post-Consolidation will be rounded down to the next lowest whole number and no cash will be payable in lieu thereof.

C. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable":

Not amended

D. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None":

Not amended

E. Other provisions:

Not amended

4. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

5. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on:

October 07, 2021

The articles have been properly executed by the required person(s).